CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee (1)
Trigger PLUS Based on the Value of the iShares® MSCI Brazil Index Fund due February 22, 2013	$2,409,000	$279.68

(1) Calculated in accordance with Rule 457 (r) of the Securities Act of 1933, as amended.

August 2011 Pricing Supplement Registration Statement No. 333-158385 Dated August 25, 2011 Filed pursuant to Rule 424(b)(2)
STRUCTURED INVESTMENTS
Opportunities in International Equities

Trigger PLUS Based on the Value of the iShares® MSCI Brazil Index Fund due February 22, 2013
Trigger Performance Leveraged Upside SecuritiesSM
Trigger PLUS are senior unsecured debt securities of HSBC USA Inc. (“HSBC”), will pay no interest, do not guarantee any return of principal at maturity and have the terms described in the accompanying underlying supplement no. 4, product supplement, prospectus supplement and prospectus, as supplemented or modified by this pricing supplement.  All references to “Enhanced Market Participation Notes” in the product supplement shall refer to these Trigger PLUS.  All references to “Reference Asset” in the prospectus supplement, product supplement and underlying supplement no. 4 shall refer to the “underlying shares” herein.  At maturity, if the price of the underlying shares has appreciated, investors will receive the stated principal amount of their investment plus leveraged upside performance of the underlying shares, subject to the maximum payment at maturity.  At maturity, if the price of the underlying shares has depreciated, and (i) if the closing price of the underlying shares is greater than the specified trigger level, the Trigger PLUS will redeem for par or (ii) if the closing price of the underlying shares is less than or equal to the trigger level, the investor will lose 1% for every 1% decline in the price of the underlying shares from the pricing date to the valuation date.  Investors may lose up to 100% of the stated principal amount of the Trigger PLUS.  All payments on the Trigger PLUS are subject to the credit risk of HSBC.
FINAL TERMS
Issuer:	HSBC USA Inc.
Maturity date:	February 22, 2013, subject to adjustment as described in the accompanying underlying supplement no. 4
Underlying shares:	Shares of the iShares® MSCI Brazil Index Fund
Aggregate principal amount:	$2,409,000
Payment at maturity:
•    If the final share price is greater than the initial share price:
$10 + the leveraged upside payment
In no event will the payment at maturity exceed the maximum payment at maturity.
•    If the final share price is less than or equal to the initial share price and is greater than the trigger level:
$10
•    If the final share price is less than or equal to the trigger level:
$10 x the share performance factor
This amount will be less than the stated principal amount of $10, which will result in a loss of at least 10%, and possibly all, of your investment.  All payments on the Trigger Plus are subject to the credit risk of HSBC.

Leveraged upside payment:	$10 x leverage factor x share percent increase
Leverage factor:	150%
Share percent increase:	(final share price – initial share price) / initial share price
Initial share price:	$60.49, which was the closing price of one underlying share on the pricing date as determined by the calculation agent
Final share price:
The closing price of one underlying share on the valuation date as determined by the calculation agent, and as adjusted by the calculation agent as described under Additional Terms of the Notes—Antidilution and Reorganization Adjustments” in the accompanying underlying supplement no. 4.

Trigger level:	$54.441, which is 90% of the initial share price
Valuation date:	February 19, 2013, subject to adjustment as described in the accompanying underlying supplement no. 4
Share performance factor:	final share price / initial share price
Maximum payment at maturity:	$14.30 per Trigger PLUS (143% of the stated principal amount).
Stated principal amount:	$10 per Trigger PLUS
Issue price:	$10 per Trigger PLUS (see “Commissions and Issue Price” below)
Pricing date:	August 25, 2011
Original issue date:	August 30, 2011 (3 business days after the pricing date)
CUSIP:	40433C627
ISIN:	US40433C6277
Listing:	The Trigger PLUS will not be listed on any securities exchange.
Agent:	HSBC Securities (USA) Inc., an affiliate of HSBC. See “Supplemental plan of distribution (conflicts of interest)”.
Commissions and Issue Price:	Price to Public(1)	Fees and Commissions(1)(2)	Proceeds to Issuer
Per Trigger PLUS	$10	$0.20	$9.80
Total	$2,409,000	$48,180	$2,360,820
(1)
The actual price to public and fees and commissions for a particular investor may be reduced for volume purchase discounts depending on the aggregate amount of Trigger PLUS purchased by that investor.  The lowest price payable by an investor is $9.925 per Trigger PLUS.  Please see “Syndicate Information” on page 4 of this pricing supplement for further details about the applicable price to public and fees and commissions.

(2)
HSBC Securities (USA) Inc., acting as agent for HSBC, will receive a fee of $0.20 per $10 stated principal amount and will pay the entire fee to Morgan Stanley Smith Barney LLC as a fixed sales commission of $0.20 for each Trigger PLUS they sell.  See “Supplemental plan of distribution (conflicts of interest).”

Investment in the Trigger PLUS involve certain risks.  See “Risk Factors” beginning on page 8 of this pricing supplement, page US4-2 of the underlying supplement no. 4, page PS-4 of the product supplement and page S-3 of the prospectus supplement.
Neither the U.S. Securities and Exchange Commission, or SEC, nor any state securities commission has approved or disapproved the Trigger PLUS, or determined that this pricing supplement or the accompanying underlying supplement no. 4, product supplement, prospectus supplement or prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.
You should read this document together with the related underlying supplement no. 4, product supplement, prospectus supplement and prospectus, each of which can be accessed via the hyperlinks below.
The underlying supplement no. 4 at: http://www.sec.gov/Archives/edgar/data/83246/000114420410055207/v199610_424b2.htm
The product supplement at: http://www.sec.gov/Archives/edgar/data/83246/000114420409019791/v145840_424b2.htm
The prospectus supplement at: http://www.sec.gov/Archives/edgar/data/83246/000114420409019785/v145824_424b2.htm
The prospectus at: http://www.sec.gov/Archives/edgar/data/83246/000104746909003736/a2192100zs-3asr.htm
The Trigger PLUS are not deposit liabilities or other obligations of a bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency of the United States or any other jurisdiction, and involve investment risks including possible loss of the stated principal amount invested due to the credit risk of HSBC.

Trigger PLUS Based on the Value of the iShares® MSCI Brazil Index Fund due February 22, 2013 Trigger Performance Leveraged Upside SecuritiesSM

Fact Sheet
The Trigger PLUS are senior unsecured debt securities of HSBC, will pay no interest, do not guarantee any return of principal at maturity and have the terms described in the accompanying underlying supplement no. 4, product supplement, prospectus supplement and prospectus, as supplemented or modified by this pricing supplement.  All references to “Enhanced Market Participation Notes” in the product supplement shall refer to these Trigger PLUS.  All references to “Reference Asset” in the prospectus supplement, product supplement and underlying supplement no. 4 shall refer to the “underlying shares” herein.  At maturity, an investor will receive for each stated principal amount of Trigger PLUS that the investor holds an amount in cash that may be greater than, equal to or less than the stated principal amount based upon the price of the underlying shares on the valuation date.  All payments on the Trigger PLUS are subject to the credit risk of HSBC.
Key Dates
Pricing date:	Original issue date (settlement date):	Maturity date:
August 25, 2011	August 30, 2011 (3 business days after the pricing date)	February 22, 2013, subject to adjustment as described in the accompanying underlying supplement no. 4
Key Terms
Issuer:	HSBC USA Inc.
Underlying shares:	Shares of the iShares® MSCI Brazil Index Fund
Share underlying index:	MSCI Brazil Index
Original issue price:	$10 per Trigger PLUS (see “Syndicate Information” on page 4 of this pricing supplement)
Stated principal amount:	$10 per Trigger PLUS
Denominations:	$10 per Trigger PLUS and integral multiples thereof
Interest:	None
Aggregate principal amount:	$2,409,000
Payment at maturity:	• If the final share price is greater than the initial share price: $10 + leveraged upside payment In no event will the payment at maturity exceed the maximum payment at maturity.
• If the final share price is less than or equal to the initial share price and is greater than the trigger level: $10
• If the final share price is less than or equal to the trigger level: $10 x the share performance factor

This amount will be less than the stated principal amount of $10, which will result in a loss of at least 10%, and possibly all, of your investment.  All payments on the Trigger Plus are subject to the credit risk of HSBC.

Leveraged upside payment:	$10 x leverage factor x share percent increase
Leverage factor:	150%
Trigger level:	$54.441, which is 90% of the initial share price
Share percent increase:	(final share price – initial share price) / initial share price
Initial share price:	$60.49, which was the closing price of one underlying share on the pricing date as determined by the calculation agent
Final share price:
The closing price of one underlying share on the valuation date as determined by the calculation agent, and as adjusted by the calculation agent as described under Additional Terms of the Notes—Antidilution and Reorganization Adjustments” in the accompanying underlying supplement no. 4.

Valuation date:	February 19, 2013, subject to adjustment as described in the accompanying underlying supplement no. 4
Share performance factor:	final share price / initial share price
Maximum payment at maturity:	$14.30 per Trigger PLUS (143% of the stated principal amount).
Risk factors:	Please see “Risk Factors” beginning on page 8 of this pricing supplement, page US4-2 of the underlying supplement no. 4, page PS-4 of the product supplement and page S-3 of the prospectus supplement.

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General Information
Listing:	The Trigger PLUS will not be listed on any securities exchange.
CUSIP:	40433C627
ISIN:	US40433C6277
Minimum ticketing size:	100 Trigger PLUS
Tax considerations:
There is no direct legal authority as to the proper tax treatment of each Trigger PLUS, and therefore significant aspects of the tax treatment of each Trigger PLUS is uncertain as to both the timing and character of any inclusion in income in respect of each Trigger PLUS.  Under one approach, each Trigger PLUS could be treated as a pre-paid forward or other executory contract with respect to the underlying shares.  We intend to treat each Trigger PLUS consistent with this approach.  Pursuant to the terms of each Trigger PLUS, you agree to treat each Trigger PLUS under this approach for all U.S. federal income tax purposes. Notwithstanding any disclosure in the accompanying product supplement to the contrary, our special U.S. tax counsel in this transaction is Sidley Austin llp. Subject to the limitations described therein, and based on certain factual representations received from us, in the opinion of our special U.S. tax counsel, Sidley Austin llp, it is reasonable to treat each Trigger PLUS as a pre-paid forward or other executory contract with respect to the underlying shares.  Pursuant to this approach and subject to the discussion below regarding “constructive ownership transactions”, we do not intend to report any income or gain with respect to each Trigger PLUS prior to maturity or an earlier sale or exchange and we intend to treat any gain or loss upon maturity or an earlier sale or exchange as long-term capital gain or loss, provided that you have held the Trigger PLUS for more than one year at such time for U.S. federal income tax purposes.

Despite the foregoing, U.S. holders (as defined in the accompanying prospectus supplement) should be aware that the Internal Revenue Code of 1986, as amended (the “Code”) contains a provision, Section 1260 of the Code, which sets forth rules which are applicable to what it refers to as “constructive ownership transactions.” Due to the manner in which it is drafted, the precise applicability of Section 1260 of the Code to any particular transaction is often uncertain. In general, a “constructive ownership transaction” includes a contract under which an investor will receive payment equal to or credit for the future value of any equity interest in a regulated investment company (such as shares of the iShares® MSCI Brazil Index Fund). Under the “constructive ownership” rules, if an investment in the Trigger PLUS is treated as a “constructive ownership transaction,” any long-term capital gain recognized by a U.S. holder in respect of the Trigger PLUS will be recharacterized as ordinary income to the extent such gain exceeds the amount of “net underlying long-term capital gain” (as defined in Section 1260 of the Code) of the U.S. holder (the “Excess Gain”). In addition, an interest charge will also apply to any deemed underpayment of tax in respect of any Excess Gain to the extent such gain would have resulted in gross income inclusion for the U.S. holder in taxable years prior to the taxable year of the sale, exchange or maturity of the Trigger PLUS (assuming such income accrued at a constant rate equal to the applicable federal rate as of the date of sale, exchange or maturity of the Trigger PLUS).

Although the matter is not clear, there exists a risk that an investment in the Trigger PLUS will be treated as a “constructive ownership transaction.” If such treatment applies, it is not entirely clear to what extent any long-term capital gain recognized by a U.S. holder in respect of the Trigger PLUS will be recharacterized as ordinary income.  Accordingly, U.S. holders should consult their tax advisors regarding the potential application of the “constructive ownership” rules.

We will not attempt to ascertain whether any of the entities whose stock is owned by the iShares® MSCI Brazil Index Fund would be treated as a passive foreign investment company (“PFIC”), as defined for U.S. federal income tax purposes. If one or more of the entities whose stock is owned by the iShares® MSCI Brazil Index Fund were so treated, certain adverse U.S. federal income tax consequences might apply. You should refer to information filed with the SEC and other authorities by the entities whose stock is owned by the iShares® MSCI Brazil Index Fund and consult your tax advisor regarding the possible consequences to you if one or more of the entities whose stock is owned by the iShares® MSCI Brazil Index Fund is or becomes a PFIC.

In Notice 2008-2, the Internal Revenue Service and the Treasury Department requested comments as to whether the purchaser of certain securities (which may include the Trigger PLUS) should be required to accrue income during its term under a mark-to-market, accrual or other methodology, whether income and gain on such a security or contract should be ordinary or capital, and whether foreign holders should be subject to withholding tax on any deemed income accrual.  Accordingly, it is possible that regulations or other guidance could provide that a U.S. holder of a Trigger PLUS is required to accrue income in respect of the Trigger PLUS prior to the receipt of payments under the Trigger PLUS or its earlier sale or exchange.  Moreover, it is possible that any such regulations or other guidance could treat all income and gain of a U.S. holder in respect of a Trigger PLUS as ordinary income (including gain on a sale or exchange).  Finally, it is possible that a non-U.S. holder (as defined in the accompanying prospectus supplement) of the Trigger PLUS could be subject to U.S. withholding tax in respect of a Trigger PLUS.  It is unclear whether any regulations or other guidance would apply to the Trigger PLUS (possibly on a retroactive basis).  Prospective investors are urged to consult with their tax advisors regarding Notice 2008-2 and the possible effect to them of the issuance of regulations or other guidance that affects the U.S. federal income tax treatment of the Trigger PLUS.

For a further discussion of U.S. federal income tax consequences related to each Trigger PLUS, see the section “Certain U.S. Federal Income Tax Considerations” in the accompanying product supplement and the section “Certain U.S. Federal Income Tax Considerations” in the accompanying

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prospectus supplement.
Trustee:
Notwithstanding anything contained in the accompanying prospectus supplement to the contrary, the Trigger PLUS will be issued under the senior indenture dated March 31, 2009, between HSBC USA Inc., as Issuer, and Wells Fargo Bank, National Association, as trustee.  Such indenture has substantially the same terms as the indenture described in the accompanying prospectus supplement.

Paying Agent
Notwithstanding anything contained in the accompanying prospectus supplement or product supplement to the contrary, HSBC Bank USA, N.A. will act as paying agent with respect to the securities pursuant to a Paying Agent and Securities Registrar Agreement dated June 1, 2009, between HSBC USA Inc. and HSBC Bank USA, N.A.

Calculation agent:	HSBC USA Inc., or one of its affiliates.
Supplemental plan of distribution (conflicts of interest):
Pursuant to the terms of a distribution agreement, HSBC Securities (USA) Inc., an affiliate of HSBC, will purchase the Trigger PLUS from HSBC for distribution to Morgan Stanley Smith Barney LLC.  HSBC Securities (USA) Inc. will act as agent for the Trigger PLUS and will receive a fee of $0.20 per $10 stated principal amount and will pay the entire fee to Morgan Stanley Smith Barney LLC as a fixed sales commission of $0.20 for each Trigger PLUS they sell.

In addition, HSBC Securities (USA) Inc. or another of its affiliates or agents may use this pricing supplement in market-making transactions after the initial sale of the Trigger PLUS, but is under no obligation to do so and may discontinue any market-making activities at any time without notice.

See “Supplemental Plan of Distribution” on page S-52 in the prospectus supplement.  All references to NASD Rule 2720 in the prospectus supplement shall be to FINRA Rule 5121.

Syndicate Information
Issue price of the Trigger PLUS	Commissions	Principal amount of Trigger PLUS
$10.0000	$0.2000	<$1MM
$9.9625	$0.1625	≥$1MM and <$3MM
$9.9438	$0.1438	≥$3MM and <$5MM
$9.9250	$0.1250	≥$5MM
Morgan Stanley Smith Barney LLC may reclaim selling concessions allowed to individual brokers within Morgan Stanley Smith Barney LLC in connection with the offering if, within 30 days of the offering, HSBC repurchases the Trigger PLUS distributed by such brokers.

This is a summary of the terms and conditions of the Trigger PLUS.  We encourage you to read the accompanying underlying supplement no. 4, product supplement, prospectus supplement and prospectus for this offering, which can be accessed via the hyperlinks on the front page of this document.

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How Trigger PLUS Work

Payoff Diagram

The payoff diagram below illustrates the payment at maturity on the Trigger PLUS based on the following terms:

Stated principal amount:	$10 per Trigger PLUS
Leverage factor:	150%
Trigger level:	$54.441, which is 90% of the initial share price
Maximum payment at maturity:	$14.30 per Trigger PLUS (143% of the stated principal amount).

Trigger PLUS Payoff Diagram

How it works

▪
If the final share price is greater than the initial share price, investors would receive the $10 stated principal amount plus 150% of the appreciation of the underlying shares over the term of the Trigger PLUS, subject to the maximum payment at maturity of $14.30 per Trigger PLUS.  Under the terms of the Trigger PLUS, an investor would realize the maximum payment at maturity at a final share price of 128.67% of the initial share price.

▪	If the final share price is less than or equal to the initial share price but is greater than the trigger level, investors would receive the stated principal amount of $10 per Trigger PLUS.

▪
If the final share price is less or equal to the trigger level, investors would receive an amount that is less than the stated principal amount by an amount that is proportionate to the percentage decrease of the underlying shares from the initial share price.

▪	For example, if the underlying shares depreciate 20%, investors would lose 20% of their principal and receive only $8.00 per Trigger PLUS at maturity, or 80% of the stated principal amount.

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Payment at Maturity

At maturity, investors will receive for each $10 stated principal amount of Trigger PLUS that they hold an amount in cash based upon the closing price of the underlying shares on the valuation date, as determined as follows:

If the final share price is greater than the initial share price:

$10    +    leveraged upside payment; subject to the maximum payment at maturity.

If the final share price is less than or equal to the initial share price and is greater than the trigger level:

the stated principal amount of $10

If the final share price is less than or equal to the trigger level:

Because the share performance factor will be less than or equal to 0.9, the payment at maturity will be less than the stated principal amount under this scenario.

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Risk Factors

We urge you to read the section “Risk Factors” on page S-3 in the accompanying prospectus supplement, on page PS-4 of the accompanying product supplement and on page US4-2 of underlying supplement no. 4.  Investing in the Trigger PLUS is not equivalent to investing directly in the underlying shares or any of the stocks composing the share underlying index.  You should understand the risks of investing in the Trigger PLUS and should reach an investment decision only after careful consideration, with your advisors, of the suitability of the Trigger PLUS in light of your particular financial circumstances and the information set forth in this pricing supplement and the accompanying underlying supplement no. 4, product supplement, prospectus supplement and prospectus.

In addition to the risks discussed below, you should review “Risk Factors” in the accompanying prospectus supplement, product supplement and underlying supplement no. 4, including the explanation of risks relating to the Trigger PLUS described in the following sections:

“— Risks Relating to All Note Issuances” in the prospectus supplement;

“— Additional Risks Relating to Notes with an Equity Security or Equity Index as the Reference Asset” in the prospectus supplement;

“—Additional Risks Relating to Notes Linked to the Performance of Exchange-Traded Funds” in the product supplement;

“—Securities Prices Generally are Subject to Political, Economic, Financial and Social Factors that Apply to the Markets in Which They Trade and, to a Lesser Extent, Foreign Markets” in underlying supplement no. 4;

“—The Notes are Subject to Currency Exchange Risk” in underlying supplement no. 4; and

“—There are Risks Associated with Emerging Markets” in underlying supplement no. 4.

You will be subject to significant risks not associated with conventional fixed-rate or floating-rate debt securities.

▪
Trigger PLUS do not pay interest and may result in a loss.  The terms of the Trigger PLUS differ from those of ordinary debt securities in that the Trigger PLUS do not pay interest nor guarantee payment of the principal amount at maturity.  If the final share price is less than or equal to the trigger level, you will receive for each Trigger PLUS that you hold a payment at maturity that is less than the stated principal amount of each Trigger PLUS by at least 10% and by an amount proportionate to the decline in the value of the underlying shares, subject to the credit risk of HSBC.  You may lose up to 100% of the stated principal amount of the Trigger PLUS.

▪
The appreciation potential of the Trigger PLUS is limited by the maximum payment at maturity.  The appreciation potential of the Trigger PLUS is limited by the maximum payment at maturity of $14.30 per Trigger PLUS (143% of the stated principal amount).  Although the leverage factor provides 150% exposure to any increase in the final share price over the initial share price, because the payment at maturity will be limited to 143% of the stated principal amount for the Trigger PLUS, any increase in the final share price over the initial share price by more than approximately 28.67% of the initial share price will not further increase the return on the Trigger PLUS.

▪
The market price will be influenced by many unpredictable factors.  Several factors will influence the value of the Trigger PLUS in the secondary market and the price at which HSBC Securities (USA) Inc. may be willing to purchase or sell the Trigger PLUS in the secondary market, including: the value, volatility and dividend yield of the underlying shares, interest and yield rates, time remaining to maturity, geopolitical conditions and economic, financial, political and regulatory or judicial events and any actual or anticipated changes in our credit ratings or credit spreads. The price of the underlying shares may be, and has recently been, volatile, and we can give you no assurance that the volatility will lessen.  You may receive less, and possibly significantly less, than the stated principal amount per Trigger PLUS if you try to sell your Trigger PLUS prior to maturity.

▪
There is limited anti-dilution protection.  For certain events affecting the underlying shares, such as stock splits or extraordinary dividends, the calculation agent may make adjustments to the final share price which may affect your payment at maturity. However, the calculation agent is not required to make an adjustment for every corporate action which affects the underlying shares. If an event occurs that does not require the calculation agent to adjust the amount of the shares of the underlying shares, the market price of the Trigger PLUS and the payment at maturity may be materially and adversely affected.

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▪
An index fund and its share underlying index are different. The performance of an index fund may not exactly replicate the performance of its share underlying index, because the index fund will reflect transaction costs and fees that are not included in the calculation of its share underlying index.  It is also possible that an index fund may not fully replicate or may in certain circumstances diverge significantly from the performance of its share underlying index due to the temporary unavailability of certain securities in the secondary market, the performance of any derivative instruments contained in the index fund or due to other circumstances. An index fund may use futures contracts, options, swap agreements, currency forwards and repurchase agreements in seeking performance that corresponds to its share underlying index and in managing cash flows.

▪
The underlying shares are subject to management risk.  The underlying shares are not managed according to traditional methods of ‘‘active’’ investment management, which involve the buying and selling of securities based on economic, financial and market analysis and investment judgment. Instead, the underlying shares, utilizing a ‘‘passive’’ or indexing investment approach, attempt to approximate the investment performance of the share underlying index by investing in a portfolio of securities that generally replicate the share underlying index. Therefore, unless a specific security is removed from the share underlying index, the underlying shares generally would not sell a security because the security’s issuer was in financial trouble. In addition, the underlying shares are subject to the risk that the investment strategy of the underlying shares’ investment advisor may not produce the intended results.

▪
Credit risk of HSBC USA Inc.  The Trigger PLUS are senior unsecured debt obligations of the issuer, HSBC, and are not, either directly or indirectly, an obligation of any third party. As further described in the accompanying prospectus supplement and prospectus, the Trigger PLUS will rank on par with all of the other unsecured and unsubordinated debt obligations of HSBC, except such obligations as may be preferred by operation of law. Any payment to be made on the Trigger PLUS depends on the ability of HSBC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of HSBC may affect the market value of the Trigger PLUS and, in the event HSBC were to default on its obligations, you may not receive the amounts owed to you under the terms of the Trigger PLUS.

▪
Investing in the Trigger PLUS is not equivalent to investing in the underlying shares or the stocks composing the share underlying index.  Investing in the Trigger PLUS is not equivalent to investing in the underlying shares, the share underlying index or the stocks that constitute the share underlying index.  Investors in the Trigger PLUS will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the underlying shares or the stocks that constitute the share underlying index.

▪
Adjustments to the underlying shares or to the share underlying index could adversely affect the value of the Trigger PLUS.  The investment advisor to the iShares® MSCI Brazil Index Fund, BlackRock Fund Advisors (the “Investment Advisor”), seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the share underlying index. Pursuant to its investment strategy or otherwise, the Investment Advisor may add, delete or substitute the stocks composing the iShares® MSCI Brazil Index Fund. Any of these actions could adversely affect the price of the underlying shares and, consequently, the value of the Trigger PLUS. Further, MSCI Inc. (“MSCI”) is responsible for calculating and maintaining the share underlying index. MSCI may add, delete or substitute the stocks constituting the share underlying index or make other methodological changes that could change the value of the share underlying index. MSCI may discontinue or suspend calculation or publication of the share underlying index at any time.  In these circumstances, the calculation agent will have the sole discretion to substitute a successor index that is comparable to the discontinued share underlying index and will be permitted to consider indices that are calculated and published by the calculation agent or any of its affiliates.

▪
Certain built-in costs are likely to adversely affect the value of the Trigger PLUS prior to maturity.  The original issue price of the Trigger PLUS includes the agent’s fees and commissions and the estimated cost of HSBC hedging its obligations under the Trigger PLUS. As a result, the price, if any, at which HSBC Securities (USA) Inc. will be willing to purchase Trigger PLUS from you in secondary market transactions, if at all, will likely be lower than the original issue price, and any sale prior to the stated maturity date could result in a substantial loss to you. The Trigger PLUS are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your Trigger PLUS to maturity.

▪
The Trigger PLUS will not be listed on any securities exchange and secondary trading may be limited. The Trigger PLUS will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the Trigger PLUS. HSBC Securities (USA) Inc. may, but is not obligated to, make a market in the Trigger PLUS. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the Trigger PLUS easily.

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Because we do not expect that other broker-dealers will participate significantly in the secondary market for the Trigger PLUS, the price at which you may be able to trade your Trigger PLUS is likely to depend on the price, if any, at which HSBC Securities (USA) Inc. is willing to transact. If, at any time, HSBC Securities (USA) Inc. were to cease making a market in the Trigger PLUS, it is likely that there would be no secondary market for the Trigger PLUS. Accordingly, you should be willing to hold your Trigger PLUS to maturity.

▪
The calculation agent, which is HSBC or one of its affiliates, will make determinations with respect to the Trigger PLUS.  As calculation agent, HSBC or one of its affiliates has determined the initial share price, will determine the final share price and will calculate the amount of cash you receive at maturity.  Determinations made by HSBC or one of its affiliates in its capacity as calculation agent, including with respect to the occurrence or non-occurrence of market disruption events and the selection of a successor index or calculation of the final share price in the event of a discontinuance of the share underlying index or a market disruption event, may adversely affect the payout to you at maturity.

▪
Hedging and trading activity by our affiliates could potentially adversely affect the value of the Trigger PLUS.  One or more of our affiliates have carried out, and will continue to carry out hedging activities related to the Trigger PLUS (and possibly to other instruments linked to the underlying shares or the share underlying index), including trading in the underlying shares as well as in other instruments related to the underlying shares.  Some of our affiliates also trade the underlying shares and the stocks that constitute the share underlying index and other financial instruments related to the underlying shares and the share underlying index on a regular basis as part of their general broker-dealer and other businesses.  Any of these hedging or trading activities on or prior to the pricing date could potentially have increased the initial share price and, therefore, could have increased the price at which the underlying shares must close before an investor receives a payment at maturity that exceeds the stated principal amount of the Trigger PLUS.  Additionally, such hedging or trading activities during the term of the Trigger PLUS, including on the valuation date, could adversely affect the value of the underlying shares on the valuation date and, accordingly, the amount of cash an investor will receive at maturity.

▪
The Trigger PLUS are not insured by any governmental agency of the United States or any other jurisdiction.  The Trigger PLUS are not deposit liabilities or other obligations of a bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or program of the United States or any other jurisdiction.  An investment in the Trigger PLUS is subject to the credit risk of HSBC, and in the event that HSBC is unable to pay its obligations as they become due, you may not receive the full payment at maturity of the Trigger PLUS.

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The U.S. federal income tax consequences of an investment in the Trigger PLUS are uncertain.  For a discussion of certain of the U.S. federal income tax consequences of your investment in a Trigger PLUS, please see the discussion under “Tax considerations” herein, the discussion under “Certain U.S. Federal Income Tax Considerations” in the accompanying product supplement and the discussion under “Certain U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement.

August 2011

Trigger PLUS Based on the Value of the iShares® MSCI Brazil Index Fund due February 22, 2013 Trigger Performance Leveraged Upside SecuritiesSM

Information about the iShares® MSCI Brazil Index Fund

The iShares® MSCI Brazil Index Fund. The iShares® MSCI Brazil Index Fund seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of publicly traded securities in the Brazilian market, as measured by the MSCI Brazil Index.

The top 5 industry groups by market capitalization as of July 29, 2011 were: Materials, Financials, Energy, Consumer Staples and Utilities.

For more information about the iShares® MSCI Brazil Index Fund, see “The iShares® MSCI Brazil Index Fund” on page US4-19 of the accompanying underlying supplement no. 4.

Historical Information

The following table sets forth the published high and low closing prices, as well as end-of-quarter closing prices, of the iShares® MSCI Brazil Index Fund for each quarter in the period from April 3, 2006 through August 25, 2011.  The following graph sets forth the historical performance of the iShares® MSCI Brazil Index Fund based on the daily historical closing prices from August 25, 2006 through August 25, 2011.  The closing price for the iShares® MSCI Brazil Index Fund on August 25, 2011 was $60.49. We obtained the closing prices below from Bloomberg Professional® service. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Professional® service. The historical prices of the iShares® MSCI Brazil Index Fund should not be taken as an indication of future performance, and no assurance can be given as to the price of the shares of the iShares® MSCI Brazil Index Fund on the valuation date.

iShares® MSCI Brazil Index Fund	High	Low	Period End
2006
Second Quarter	$46.98	$31.66	$39.14
Third Quarter	$41.12	$34.99	$38.47
Fourth Quarter	$46.96	$38.05	$46.68
2007
First Quarter	$49.98	$42.00	$49.17
Second Quarter	$63.35	$48.85	$61.35
Third Quarter	$74.72	$46.61	$74.09
Fourth Quarter	$87.65	$71.00	$80.70
2008
First Quarter	$88.77	$64.00	$77.03
Second Quarter	$102.20	$77.48	$89.59
Third Quarter	$88.97	$48.66	$56.57
Fourth Quarter	$56.63	$26.64	$34.90
2009
First Quarter	$41.03	$31.15	$37.67
Second Quarter	$58.62	$37.24	$52.97
Third Quarter	$68.50	$48.03	$67.67
Fourth Quarter	$80.92	$65.08	$74.61
2010
First Quarter	$78.29	$60.85	$73.66
Second Quarter	$76.08	$57.20	$61.96
Third Quarter	$77.11	$60.89	$76.93
Fourth Quarter	$81.75	$73.20	$77.40
2011
First Quarter	$78.98	$70.10	$77.48
Second Quarter	$80.18	$69.04	$73.35
Third Quarter (through August 25, 2011)	$74.65	$55.95	$60.49

August 2011

Trigger PLUS Based on the Value of the iShares® MSCI Brazil Index Fund due February 22, 2013 Trigger Performance Leveraged Upside SecuritiesSM

Underlying Shares Historical Performance – Daily Closing Prices August 25, 2006 to August 25, 2011

August 2011

Trigger PLUS Based on the Value of the iShares® MSCI Brazil Index Fund due February 22, 2013 Trigger Performance Leveraged Upside SecuritiesSM

Where You Can Find More Information

This pricing supplement relates to an offering of securities linked to the underlying shares identified on the cover page.  The purchaser of a Trigger PLUS will acquire a senior unsecured debt security of HSBC USA Inc. linked to the underlying shares.  Although the offering of Trigger PLUS relates to the underlying shares identified on the cover page, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to the underlying shares or any component security included in the underlying shares or as to the suitability of an investment in the Trigger PLUS.

HSBC has filed a registration statement (including a prospectus, a prospectus supplement, a product supplement and underlying supplement no. 4) with the SEC for the offering to which this pricing supplement relates.  Before you invest, you should read the prospectus, prospectus supplement, product supplement and underlying supplement no. 4 in that registration statement and other documents HSBC has filed with the SEC for more complete information about HSBC and this offering.  You may get these documents for free by visiting EDGAR on the SEC’s web site at www.sec.gov.  Alternatively, HSBC Securities (USA) Inc. or any dealer participating in this offering will arrange to send you the prospectus, prospectus supplement, product supplement and underlying supplement no. 4 if you request them by calling toll-free 1-866-811-8049.

You should read this document together with the prospectus dated April 2, 2009, the prospectus supplement dated April 9, 2009, the product supplement dated April 9, 2009, and the underlying supplement no. 4 dated October 22, 2010.  All references to “Enhanced Market Participation Notes” in the accompanying product supplement shall refer to these Trigger PLUS. If the terms of the Trigger PLUS offered hereby are inconsistent with those described in the accompanying product supplement, prospectus supplement, prospectus, or underlying supplement no. 4, the terms described in this pricing supplement shall control.  You should carefully consider, among other things, the matters set forth in “Risk Factors” herein, on page PS-4 of the product supplement, on page S-3 of the prospectus supplement and on page US4-2 of underlying supplement no. 4, as the Trigger PLUS involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the securities.  As used herein, references to the “Issuer”, “HSBC”, “we”, “us” and “our” are to HSBC USA Inc.

You may access these documents on the SEC web site at .www.sec.gov as follows:

•	The underlying supplement no. 4 at:
http://www.sec.gov/Archives/edgar/data/83246/000114420410055207/v199610_424b2.htm
•	The product supplement at:
http://www.sec.gov/Archives/edgar/data/83246/000114420409019791/v145840_424b2.htm
•	The prospectus supplement at:
http://www.sec.gov/Archives/edgar/data/83246/000114420409019785/v145824_424b2.htm
•	The prospectus at:
http://www.sec.gov/Archives/edgar/data/83246/000104746909003736/a2192100zs-3asr.htm

“Performance Leveraged Upside SecuritiesSM” and “PLUSSM” are service marks of Morgan Stanley.

August 2011